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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
InnSuites Hospitality Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[TRUST LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        Notice is hereby given that the 2002 Annual Meeting of Shareholders of InnSuites Hospitality Trust will be held in the Kachina Room at the InnSuites Hotels Phoenix Best Western, 1615 E. Northern Avenue, Phoenix, Arizona 85020 (phone: 602-997-6285) on Wednesday, June 12, 2002, at 11:00 a.m., local time, for the purpose of considering and acting upon:

  1.
  The election of two (2) Trustees, each to hold office until the 2005 Annual Meeting of Shareholders and until his successor shall be elected and qualified; and

  2.
  The transaction of any other business which properly may come before the meeting and any adjournments thereof.

        Shareholders of InnSuites Hospitality Trust of record at the close of business on April 19, 2002 are entitled to vote at the 2002 Annual Meeting of Shareholders and any adjournments thereof.

By order of the Board of Trustees

MARC E. BERG Secretary

Phoenix, Arizona
May 10, 2002

Shareholders are requested to complete, date, sign and return the enclosed Proxy in the envelope provided which requires no postage if mailed in the United States.

[TRUST LOGO]	May 10, 2002

InnSuites Hotels Centre 1615 E. Northern Avenue Suite 102 Phoenix, Arizona 85020

PROXY STATEMENT

        The accompanying proxy is solicited by the Trustees of InnSuites Hospitality Trust (the "Trust") for use at the 2002 Annual Meeting of Shareholders to be held on June 12, 2002 and any adjournments thereof.

        Shareholders of record at the close of business on April 19, 2002 (the record date) will be entitled to vote at the 2002 Annual Meeting and at any adjournments thereof. At that date the Trust had issued and outstanding 2,134,434 Shares of Beneficial Interest ("Shares"). Each Share is entitled to one vote on all matters properly coming before the 2002 Annual Meeting. At least 1,067,218 Shares must be represented at the 2002 Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

        Shares represented by properly executed proxies will be voted in accordance with the specifications made thereon. If no specification is made, proxies will be voted for the election of the Trustee nominees named herein. The election of Trustees requires the affirmative vote of a majority of the outstanding Shares entitled to vote present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes, unless a broker's authority to vote on a particular matter is limited, are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote (assuming a broker has unlimited authority to vote on the matter) has the same effect as a vote against a Trustee, as each abstention or broker non-vote would be one less vote for a Trustee nominee.

        This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about May 10, 2002.

ELECTION OF TRUSTEES

        At the Annual Meeting, two Trustees are to be elected to terms of three years and until their respective successors are duly elected and qualified. Edward G. Hill and Steven S. Robson will stand for re-election as Trustees to terms expiring at the 2005 Annual Meeting. Unless a shareholder requests that voting of the proxy be withheld for any one or more of the nominees for Trustee in accordance with the instructions set forth on the proxy, it presently is intended that Shares represented by proxies solicited hereby will be voted FOR the election of Edward G. Hill and Steven S. Robson as Trustees to terms expiring at the 2005 Annual Meeting. The nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event which the Trustees do not now expect, the persons voting the Shares represented by proxies solicited hereby may either vote such Shares for a slate of two persons which includes a substitute nominee or for a reduced number of nominees, as they may deem advisable.

        The Board of Trustees reluctantly accepted the resignation of Lee J. Flory as Trustee effective January 31, 2002, which is the end of the Trust's 2002 fiscal year. Mr. Flory, age 75 and the senior member of the Board of Trustees of the Trust, wishes to focus on personal interests, including his charitable pursuits as Executive Director and Member of the Board of The Grainger Foundation headquartered in Chicago, Illinois. The Board of Trustees will miss the experience and expertise of Mr. Flory and wishes him well in his personal and charitable pursuits.

        In response to the vacancy, the Board of Trustees voted to reduce the size of the Trust's Board from six Trustees to five Trustees as permitted by the Trust's Declaration of Trust. As a result, the Trust's Board of Trustees currently has five members and is divided into three classes, as follows:

        —two Trustees in the class whose term expires at the 2002 Annual Meeting of Shareholders;

        —one Trustee in the class whose term expires at the 2003 Annual Meeting of Shareholders; and

        —two Trustees in the class whose term expires at the 2004 Annual Meeting of Shareholders.

Each of the Trustees serves for three years and until his successor is duly elected and qualified.

        Edward G. Hill and Steven S. Robson, whose terms as Trustees expire at the 2002 Annual Meeting, have chosen to stand for re-election as Trustees to terms expiring at the 2005 Annual Meeting. The biographies of Messrs. Hill and Robson, and each of the Trustees whose term in office will continue after the 2002 Annual Meeting, are set forth below. The Board of Trustees of the Trust recommends a vote FOR Edward G. Hill and Steven S. Robson as Trustees.

Nominees, Trustees and Executive Officers

        The information concerning the Trustees and executive officers of the Trust set forth in the following table is based in part on information received from the respective Trustees and executive officers and in part on the Trust's records. The following table sets forth the name, age, term of office and principal business experience for each Trustee, nominee as a Trustee and executive officer of the Trust, as applicable.

Name	Principal Occupations During Past Five Years, Age as of April 19, 2002 And Directorships Held	Trustee Since
Nominees for Terms Expiring in 2005
Edward G. Hi11[1,2,3]
	President of E. G. Hill & Associates, a management consulting company, since 1999. Former President of ABCO Foods, a division of Fleming Companies, Inc., an owner and operator of grocery stores, from 1984 to 1998. Age: 57.	January 30, 1998
Steven S. Robson[2,3]	President of Robson Communities, Inc. and Scott Homes and Scott Multifamily, Inc., residential real estate developers, since 1979. Age: 46.	June 16, 1998
Trustees Whose Terms Expire in 2004
James F. Wirth[1,4]
	Chairman, President and Chief Executive Officer of the Trust since January 30, 1998. President and owner of Suite Hotels LLC and affiliated entities, owners and operators of hotels, since 1980. President of Rare Earth Development Company, a real estate investment company, since 1973. Age: 56.	January 30, 1998

Peter A. Thoma[2,3,4]
	Owner and operator of A&T Verleigh, Hamburg, Germany, a hospitality service and rental company, since 1997. Owner and operator of Thoma Zeltsysteme, Hamburg, Germany, an import and sales company, since 1997. Age: 36.	April 13, 1999
Trustee Whose Term Expires in 2003
Marc E. Berg[1,4]
	Executive Vice President, Secretary and Treasurer of the Trust since February 10, 1999. Vice President — Acquisitions of the Trust from December 16, 1998 to February 10, 1999. Consultant to InnSuites Hotels since 1989. Self-employed as a Registered Investment Advisor since 1985. Age: 49.	January 30, 1998

Member of the Executive Committee.

Member of the Audit Committee.
3
Member of the Compensation and Litigation Committee.
4
Member of the Nominating Committee.

Other Executive Officers

Anthony B. Waters	Chief Financial Officer of the Trust since February 29, 2000. Controller of the Trust since June 17, 1999. Accountant and auditor with Michael Maastricht, CPA from June 16, 1998 to June 15, 1999, performing audits for InnSuites Hotels, Inc. Self-employed, concentrating in computerized accounting and information systems, since 1990. Age: 55.

        The Trustees held two (2) meetings during the fiscal year ended January 31, 2002. The nominees for Trustee, Edward G. Hill and Steven S. Robson, were members of the Board of Trustees during the last fiscal year.

        The Audit Committee has the responsibility of recommending to the Trustees the selection of the Trust's independent auditors, reviewing the scope and results of audit and non-audit services and reviewing internal accounting controls. The Audit Committee is also responsible for assessing the independence of the Trust's auditors. The Audit Committee met twice during the last fiscal year.

        The Compensation and Litigation Committee has the responsibility of determining the compensation of senior management, advising the Trustees on the adoption and administration of employee benefit and compensation plans, administering the Trust's 1997 Stock Incentive and Option Plan and reviewing, investigating and responding to allegations made against the Trust. The Compensation and Litigation Committee met twice during the last fiscal year.

        The Executive Committee has the responsibility of exercising all of the powers of the Board of Trustees in the management of the business and affairs of the Trust, other than filling vacancies among the Trustees or in any committee of the Trustees, during intervals between meetings of the Board of Trustees. The Executive Committee met twice during the last fiscal year.

        Effective February 7, 2002, the Board of Trustees established a Nominating Committee having responsibility for screening and nominating candidates for election as Trustees and recommending committee members for appointment by the Board of Trustees of the Trust. A shareholder who wishes to suggest a Trustee candidate for consideration by the Nominating Committee should send a resume of the candidate's business experience and background to James F. Wirth at the Trust.

        All Trustees attended at least 75% of the aggregate number of meetings held by the Board of Trustees and all committees on which the Trustee served.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Trustees has reviewed and discussed the audited financial statements of the Trust for the fiscal year ended January 31, 2002 with the management of the Trust. In addition, the Audit Committee has discussed with KPMG LLP, the independent auditors of the Trust, the matters required by Codification of Statements on Auditing Standards No. 61. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence from the Trust, including the compatibility of non-audit services with KPMG's independence.

        Based on the foregoing, the Audit Committee recommended that such audited financial statements be included in the Trust's Annual Report on Form 10-K for the fiscal year ended January 31, 2002. The Trust's Form 10-K was filed with the Securities and Exchange Commission on May 1, 2002.

        The Board of Trustees of the Trust has adopted a written charter for the Audit Committee of the Trust. The members of the Audit Committee of the Trust are "independent," as such term is defined by Section 121(A) of the American Stock Exchange listing standards.

  By the Audit Committee of the Board of Trustees:

  Edward G. Hill, Chairman
  Steven S. Robson
  Peter A. Thoma

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

        For fiscal year 2002, the Trust paid $4,500 in cash and issued 7,200 Shares to each Trustee, other than Messrs. Wirth and Berg. For fiscal year 2003, in lieu of cash payments, the Trust intends to issue 9,600 Shares to each Trustee, other than Messrs. Wirth and Berg.

Summary Compensation Table

        The table below shows individual compensation information for the Trust's Chief Executive Officer and any other executive officer whose total annual salary and bonus for the fiscal year ended January 31, 2002 exceeded $100,000.

Name and Principal Position	Fiscal Year	Annual Salary		Securities Underlying Options
James F. Wirth President and Chief Executive Officer(1)	2000 2001 2002	$130,000 $130,000 $111,863	(2)	— — —
Anthony B. Waters Chief Financial Officer	2001 2002	$104,500 $121,477	(3) (4)	— —

(1)
The terms of Mr. Wirth's Employment Agreement are summarized below.
(2)
During fiscal year 2002, Mr. Wirth was paid $90,940 and agreed to defer the payment of an additional $20,923 until a future date mutually agreeable with the Trust.
(3)
Mr. Waters became Chief Financial Officer of the Trust on February 25, 2000.
(4)
During fiscal year 2002, Mr. Waters was paid $117,115 and agreed to defer the payment of an additional $4,362 until March 31, 2002.

Compensation and Litigation Committee Report

        Under the supervision of the Compensation and Litigation Committee of the Board of Trustees, the Trust has developed and implemented compensation policies, plans and programs that seek to enhance the Trust's ability to recruit and retain qualified management and other personnel, including a stock option program that seeks to create long-term incentives for management and other personnel. The Trust's base compensation package consists of salary and stock options. In developing and implementing compensation policies and procedures, the Compensation and Litigation Committee seeks to provide rewards for the long-term value of an individual's contribution to the Trust. The Compensation and Litigation Committee seeks to develop policies and procedures that offer both recurring and non-recurring, and both financial and non-financial incentives.

        James F. Wirth, Chairman, President and Chief Executive Officer of the Trust, has an Employment Agreement with the Trust expiring in December 2007. Pursuant to the terms of the Employment Agreement, upon the termination of the Advisory Agreement with Mid-America ReaFund Advisors, Inc. ("MARA"), a company owned by Mr. Wirth and his wife, which termination occurred effective January 1, 1999, Mr. Wirth is to receive up to the amount MARA would have received for advisory and management services under the Advisory Agreement, but in no event will his compensation exceed $160,000 per year. Based upon a review of the performance of the Trust and upon the recommendation of the Compensation and Litigation Committee, during fiscal year 2002, Mr. Wirth was paid $90,940 and agreed to defer the payment of an additional $20,923 until a future date mutually agreeable with the Trust. For fiscal year 2003, Mr. Wirth has agreed to accept a salary of $126,000, which is less than he is entitled to receive under the terms of his Employment Agreement.

The Compensation and Litigation Committee does not rely on any particular set of financial or non-financial factors, measures or criteria when determining the compensation offered to Mr. Wirth.

        For the fiscal year ended January 31, 2002, the Compensation and Litigation Committee did not award any stock options to employees, executive officers or Trustees of the Trust.

  By the Compensation and Litigation Committee of the Board of Trustees:

  Edward G. Hill, Chairman
  Steven S. Robson
  Peter A. Thoma

Trust Performance Graph

        The following graph compares total shareholder returns from the Trust over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and the National Association of Real Estate Investment Trusts, Inc.'s Total Return Indexes for equity real estate investment trusts ("NAREIT"). Total return values for the S&P 500, NAREIT and the Trust were calculated based upon market weighting at the beginning of the period and include reinvestment of dividends. The shareholder return shown on the following graph is not necessarily indicative of future performance.

        The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

Trust	100	89.92	65.05	60.71	66.92	32.39
NAREIT	100	118.30	96.07	93.89	119.49	135.00
S&P 500	100	126.91	168.14	185.54	183.87	154.18

	1/31/97	1/31/98	1/31/99	1/31/00	1/31/01	1/31/02

Certain Transactions

        Mr. Wirth has an Employment Agreement with the Trust, expiring in December 2007. See "Compensation and Litigation Committee Report."

  Acquisition of the Lessee by the Trust

        In December 2000, InnSuites Hotels, Inc. (the "Lessee") and the Trust established independent review groups to consider altering the current structure of the management and operations of the hotels pursuant to the provisions of the REIT Modernization Act (the "RMA"). The RMA, among other things, permits the Trust to own the stock of a taxable REIT subsidiary ("TRS") that may engage in businesses previously prohibited by the Trust, including leasing hotels, provided that such hotels are managed and operated by independent third parties. Effective February 1, 2001, the Trust acquired all of the common and preferred equity stock of the Lessee for $11,531 in cash consideration and the assumption of approximately $1.6 million of net liabilities. The Lessee was owned 23% by Marc E. Berg, Executive Vice President, Secretary, Treasurer and Trustee of the Trust, 9.8% by InnSuites Innternational Hotels, Inc., a wholly-owned affiliate of Mr. and Mrs. Wirth ("InnSuites Innternational"), and 67.2% by unrelated parties.

        Following the acquisition, the Lessee elected to be treated as a TRS under the RMA. As a result, the management contracts relating to the hotels between the Lessee and InnSuites Innternational were terminated effective January 31, 2001 and new management contracts were entered into on substantially similar terms with Suite Hospitality Management, Inc. (the "New Management Company"), which qualifies as an independent third party manager and operator of the hotels under the RMA. In connection with the acquisition, the rate structures of the percentage leases for the hotels were amended to reflect current economic and market conditions and the employees of the Lessee became employees of the New Management Company. The acquisition of the Lessee by the Trust resulted in the following benefits: a more direct relationship between the hotels and the Trust, the inclusion of Lessee revenues in excess of required rent payments in the Trust's consolidated financial reports, the elimination of potential conflicts of interest and the reduction of certain administrative costs relative to the operation of the hotels and the administration of the percentage leases.

  Management of Hotel Properties and Licensing Agreements

        Mr. Wirth derived, and in the future will derive, benefits from the management of the Trust's hotel properties by the New Management Company and the license agreements with the InnSuites Licensing Corp. (the "Licensing Corp."). Mr. and Mrs. Wirth are 9.8% owners of the New Management Company and 100% owners of the Licensing Corp.

        Each of the hotel properties is leased to the Lessee under substantially identical percentage leases. Following the Trust's acquisition of the Lessee on February 1, 2001, the Lessee contracted for certain property management and employment services with the New Management Company and continues to contract for certain trademark and licensing services with the Licensing Corp. The New Management Company receives an annual management fee of 2.5% of gross revenues from the Lessee for its property management services. The Licensing Corp. receives an annual licensing fee of 2.5% of gross revenues (1.25% for those hotel properties which also carry a third-party franchise, such as Best Western® or Holiday Inn®) from the Lessee for its trademark and licensing services. Such fees were determined through arms-length negotiations between the Trust and each of the Lessee, the New Management Company and the Licensing Corp. The Trust believes that such fees are commercially reasonable. Pursuant to restrictions contained in certain credit agreements, however, management fee payments to the New Management Company and licensing fee payments to the License Corp. were permitted until May 1, 2002. Such payments will be suspended until September 30, 2002. If the Trust complies with the debt coverage covenants of such credit agreements for any given month after

September 30, 2002, payments to the New Management Company and the License Corp. may be made for such month and in an amount equal to one month of accrued but unpaid management and licensing fees.

        Effective February 1, 2001, RRF Limited Partnership (the "Partnership"), the Lessee and the New Management Company entered into an amended Intercompany Agreement whereby, subject to certain terms and conditions, the Partnership will grant the Lessee a right of first refusal to lease, and the New Management Company a right of first refusal to operate, any real property acquired by the Partnership. In return, the Partnership will be granted a right of first refusal to pursue opportunities presented to the Lessee or the New Management Company to purchase investments in real estate, hotel properties, real estate mortgages, real estate derivatives or entities that invest in the foregoing.

  Loans and Advances to the Trust

        On July 27, 2000, the Trust purchased 311,326 of the Partnership's Class A limited partnership units from Steven S. Robson, Trustee of the Trust, for $750,000. The Trust made an initial payment of $5,000 and issued a promissory note in the amount of $745,000. The promissory note is secured by the purchased Partnership units. The secured promissory note bears interest at 7% per year, effective July 27, 2000. The unpaid principal balance and accrued interest is amortized over 36 months. The final payment is due August 27, 2003. Beginning June 1, 2001, the Trust and Mr. Robson agreed to defer payments until March 2002, when payments resumed as scheduled.

        On July 27, 2000, the Partnership repurchased 300,000 Shares from Mr. Wirth and his affiliates by issuing 10 secured promissory notes in the aggregate amount of $720,000 and paying $3,000 cash. The promissory notes are secured by the repurchased Shares. The secured promissory notes in the aggregate amount of $720,000 bear interest at 7% per year, effective July 27, 2000. The unpaid principal balances and accrued interest are due at various dates ranging from August 27, 2000 to July 27, 2003. Beginning June 1, 2001, the Trust and the noteholders agreed to defer payments until March 2002, when payments resumed as scheduled.

        Mr. Wirth received an unsecured promissory note that consolidated four outstanding unsecured loans to the Trust totaling $600,000. The original loans were used to fund operations, to pay down an outstanding loan to the Partnership and to pay dividends declared October 12, 1999. The unsecured consolidated promissory note from the Trust in the amount of $600,000, bearing interest at 7% per year, became effective August 1, 2000. The term of the unsecured consolidated promissory note, previously expiring on May 15, 2001, was extended to July 15, 2002.

        Mr. Wirth made nine unsecured loans to the Trust in the total amount of $2,066,000, all bearing interest at 7% per year, effective varying from August 15, 2000 to April 27, 2001. The Trust used the proceeds to acquire the Albuquerque, New Mexico hotel and to fund operations. The terms of the nine unsecured promissory notes, previously expiring on dates ranging from May 15 to July 1, 2001, were extended to July 15, 2002.

        Rare Earth Development Company, owned directly or indirectly by Mr. Wirth, made five unsecured loans to the Trust in the total amount of $2,494,000, all bearing interest at 7% per year, effective on dates ranging from December 29, 2000 through June 12, 2001. The unpaid principal balances and accrued interest were due on July 15, 2001. However, the term of the loans were extended to July 15, 2002. During the third and fourth quarters of fiscal year 2002, Rare Earth Development Company made an additional nine unsecured loans to the Trust in the total amount of $1,434,000, all bearing interest at 7% per year, effective on dates ranging from August 22, 2001 through January 9, 2002. The unpaid principal balances and accrued interest are due on July 15, 2002. The Trust used the proceeds to fund operations.

        Suite Hotels LLC, which is controlled by Mr. Wirth, made an unsecured loan to the Trust in the total amount of $104,000 bearing interest at 7% per year, effective on April 23, 2001. The Trust used the proceeds to fund operations. This loan was paid in full by the Trust during the second quarter ended July 31, 2001.

OWNERSHIP OF SHARES

        The following table sets forth information as of April 19, 2002 in respect of any persons known to the Trust to be the beneficial owner of more than 5% of the Shares and the number of Shares owned beneficially by each Trustee, nominee and executive officer, and the Trustees, nominees and executive officers as a group.

Five Percent Beneficial Owners and
Beneficial Ownership of Trustees, Nominees and Executive Officers

Name	Shares Beneficially Owned	% of Outstanding Shares
Mason E. Andersen(1)	280,606	12.50%
Dan Z. Bochner(2)	238,383	11.17%
Lee J. Flory(3)	170,550	7.53%
James F. Wirth(4)	666,847	30.76%
Marc E. Berg(5)	131,225	6.09%
Edward G. Hill(6)	33,186	1.55%
Steven S. Robson(7)	39,434	1.84%
Peter A. Thoma	9,900	(8)
Anthony B. Waters	2,000	(8)
Trustees, Nominees and Executive Officers as a group (six persons)	882,592	39.86%

(1)
Consists of 110,606 Class A Limited Partnership Units in the Partnership that are convertible at any time, at the option of the holder thereof, into Shares, 126,000 Shares held by the Andersen Trust dated August 27, 1980, of which Mr. Andersen and his wife are co-trustees and income beneficiaries, and 44,000 Shares held by the Andersen Charitable Remainder Unitrust dated August 11, 1999, of which Mr. Andersen and his wife are co-trustees and income beneficiaries. The address for Mr. Anderson is 3024 West Sahuaro Drive, Phoenix, Arizona 85029.

(2)
Pursuant to Amendment No. 2 to Schedule 13-D, dated December 30, 1996, filed with the Securities and Exchange Commission on December 31, 1996 by Mr. Bochner. The address for Mr. Bochner is 1618 Cotner Avenue, Los Angeles, California 90025.

(3)
Consists of 118,344 Class A Limited Partnership Units in the Partnership that are convertible at any time, at the option of the holder thereof, into Shares, 13,334 Shares that may be acquired within 60 days of April 19, 2002 pursuant to the exercise of stock options and 38,872 Shares. The address for Mr. Flory is 716 South 6th Avenue, La Grange, Illinois 60525.

(4)
Consists of 33,334 Shares that may be acquired within 60 days of April 19, 2002 pursuant to the exercise of stock options and 633,513 Shares. These Shares are owned jointly by Mr. Wirth and his wife. Mr. and Mrs. Wirth also own 5,226,364 Class B Limited Partnership Units in the Partnership, the conversion of which is restricted and permitted only at the discretion of the Board of Trustees of the Trust. The address for Mr. Wirth is 1615 E. Northern Avenue, Suite 102, Phoenix, Arizona 85020.

(5)
Consists of 20,000 Shares that may be acquired within 60 days of April 19, 2002 pursuant to the exercise of stock options and 111,225 Shares. The address for Mr. Berg is 1615 E. Northern Avenue, Suite 102, Phoenix, Arizona 85020.

(6)
Consists of 13,334 Shares that may be acquired within 60 days of April 19, 2002 pursuant to the exercise of stock options and 19,852 Shares.

(7)
Consists of 13,334 Shares that may be acquired within 60 days of April 19, 2002 pursuant to the exercise of stock options, and 26,100 Shares.

(8)
Less than one percent (1.0%).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based on Trust records and information, the Trust believes that all Securities and Exchange Commission filing requirements applicable to Trustees and executive officers under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended January 31, 2002, were complied with.

SELECTION OF INDEPENDENT AUDITORS

        The Trustees have selected KPMG LLP as independent auditors to examine the books, records and accounts of the Trust for the fiscal year ending January 31, 2003. KPMG LLP was the independent auditors of the Trust for the fiscal year ended January 31, 2002 and is considered by the Trustees to be well qualified.

        Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees for professional services rendered by KPMG LLP for the audit of the Trust's annual financial statements for the fiscal year ended January 31, 2002 and for reviewing the interim financial statements included in the Trust's quarterly reports on Form 10-Q filed during the fiscal year ended January 31, 2002 were $154,000.

Financial Information Systems Design and Implementation

        No professional services were rendered to the Trust by KPMG LLP during the fiscal year ended January 31, 2002 in connection with the design or implementation of financial information systems.

All Other Fees

        The aggregate fees for all other services rendered by KPMG LLP during the fiscal year ended January 31, 2002, other than the services described in "Audit Fees" or "Financial Information Systems Design and Implementation" above, was $145,820. These fees represent amounts paid for tax compliance and tax consulting services. The Audit Committee of the Trust has considered whether the provision of non-audit services is compatible with KPMG LLP maintaining its independence from the Trust.

OTHER MATTERS

        The Trustees know of no matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Shares represented by proxies solicited hereby will be voted with respect thereto in accordance with the best judgment of the proxy holders.

SHAREHOLDER PROPOSALS

        If a shareholder intends to present a proposal at the 2003 Annual Meeting, it must be received by the Trust for consideration for inclusion in the Trust's Proxy Statement and form of proxy relating to that meeting on or before January 4, 2003. A shareholder who wishes to present a proposal at the 2003 Annual Meeting, but not to have such proposal included in the Trust's Proxy Statement and form of proxy relating to that meeting, must notify the Trust of such proposal before March 22, 2003. If notice of the proposal is not received by the Trust by such date, then the proposal will be deemed untimely and the Trust will have the right to exercise discretionary voting authority and vote proxies returned to the Trust with respect to such proposal.

REVOCATION OF PROXIES

        A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later proxy with regard to the same Shares or by giving notice in writing or in open meeting.

SOLICITATION OF PROXIES

        In addition to the solicitation of proxies by mail, regular officers and employees of the Trust may solicit the return of proxies by mail, telephone, telegram or personal contact, for which they will not receive additional compensation. The Trust will pay the cost of soliciting proxies in the accompanying form. The Trust will reimburse brokers or other persons holding Shares in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of such Shares.

By order of the Board of Trustees

MARC E. BERG Secretary

May 10, 2002

INNSUITES HOSPITALITY TRUST
P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES

        PLEASE SIGN AND RETURN THIS PROXY
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING

YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND

The undersigned hereby appoints MARC E. BERG and ANTHONY B. WATERS as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Shares of Beneficial Interest of InnSuites Hospitality Trust held of record by the undersigned on April 19, 2002 at the Annual Meeting of Shareholders to be held on June 12, 2002 or at any adjournments thereof.

1.	Election of Trustees.

	FOR all nominees listed below [ ] (except as marked to the contrary below)	WITHHOLD AUTHORITY [ ] to vote for all nominees listed below

EDWARD G. HILL and STEVEN S. ROBSON

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued, and to be signed, on the other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated:	, 2002

Signature
Signature if held jointly

Please Sign and Return the Proxy Card Promptly

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF TRUSTEES
AUDIT COMMITTEE REPORT
COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS
OWNERSHIP OF SHARES
Five Percent Beneficial Owners and Beneficial Ownership of Trustees, Nominees and Executive Officers
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
SHAREHOLDER PROPOSALS
REVOCATION OF PROXIES
SOLICITATION OF PROXIES
INNSUITES HOSPITALITY TRUST P R O X Y